SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT



       Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) January 22, 1997



                     HUTTON/CONAM REALTY PENSION INVESTORS
             (Exact name of registrant as specified in its charter)



        New York                      0-13330               11-2673854
State or other jurisdiction         Commission             IRS Employer
    of incorporation                File Number          Identification No.



3 World Financial Center, 29th Floor
New York, NY Attn: Andre Anderson                              10285
Address of principal executive offices                       Zip Code

Registrant's telephone number, including area code (212) 526-3237









Item 5. Other Events

On January 22, 1997, Hutton/ConAm Realty Pension Investors (the "Partnership") delivered notice of default to Southridge Partners I (the "Borrower") with respect to the two mortgage loans (the "Loans") secured by the Park View Village Apartments and Oaktree Village Apartments (the "Properties"), respectively. The Partnership indicated, among other things, that the Loans are in default due to, without limitation, the failure of the Borrower to make the payment of minimum interest due on January 1, 1997 and due to its failure to make the required monthly deferred minimum interest payments during 1996 and the required contingent interest payments for the first three quarters of 1996 (collectively the "Current Amounts Due") as required by each of the loan documents. The Partnership has demanded payment of the Current Amounts Due from the Borrower with respect to each of the Loans, however, the Partnership has not accelerated payment of the outstanding balance of the Loans. The Partnership is currently in negotiations to work out the Loans with the Borrower.









                           SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              HUTTON/CONAM REALTY PENSION INVESTORS

                              By:  RPI REAL ESTATE SERVICES, INC.
                                   General Partner


Date: February 05, 1997       By: /s/ Paul L. Abbott
                                  Director, President,
                                  Chief Executive Officer
                                  and Chief Financial Officer